Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com

Contacts:

Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com

Fernando Melon (Investors): 212-770-4630; fernando.melon@aig.com

Claire Talcott (Media): 212-458-6343; claire.talcott@aig.com

VALIDUS REINSURANCE, LTD. ISSUES NOTICE OF REDEMPTION OF JUNIOR SUBORDINATED NOTES

NEW YORK – September 27, 2018 – American International Group, Inc. (NYSE: AIG) today announced that Validus Reinsurance, Ltd. (“Validus Reinsurance”), an AIG company, will redeem all of Validus Reinsurance’s outstanding Floating Rate Deferrable Interest Junior Subordinated Notes due July 30, 2037 (CUSIP Numbers 33848KAA0 and 33848KAC6) (the “Junior Notes”) issued pursuant to the Junior Subordinated Indenture dated as of June 8, 2007, as supplemented from time to time, between Validus Reinsurance, as issuer, and Wilmington Trust Company, as trustee (the “Indenture”).

The Junior Notes will be redeemed on October 30, 2018 (the “Redemption Date”) at a redemption price of 100% of the principal amount of each Junior Note outstanding, plus accrued and unpaid interest thereon, up to, but excluding, the Redemption Date (the “Redemption Price”). From and after the Redemption Date, all interest on the Junior Notes will cease to accumulate, such Junior Notes shall no longer be deemed outstanding, and all rights of the holders of such Junior Notes will terminate, except for the right to receive the Redemption Price, without interest thereon.

The notice of redemption specifying the terms, conditions and procedures for the redemption of the Junior Notes (the “Redemption Notice”) will be mailed to holders of record of the Junior Notes.

This press release does not constitute a notice of redemption under the Indenture and is qualified in its entirety by reference to the Redemption Notice issued by Validus Reinsurance.

Certain statements in this press release, including those describing the redemption, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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Validus Reinsurance, Ltd. is an American International Group, Inc. (AIG) company. AIG is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

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